As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-281235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

AEYE, INC.
(Exact name of registrant as specified in its charter)

________________________

Delaware	3714	37-1827430
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4670 Willow Road, Suite 125 Pleasanton, CA 94588 (925) 400-4366 (Address, including zip code, and telephone number, including area code, of principal executive offices)
________________________

Matthew Fisch

Chief Executive Officer

4670 Willow Road, Suite 125
Pleasanton, CA 94588
(925) 400-4366

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________
Copies to: Chris Forrester Yian Huang Allen Overy Shearman Sterling US LLP 1460 El Camino Real, Floor 2 Menlo Park, CA 94025 Tel: (650) 838-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the Selling Stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 5, 2024, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-281235), as amended by Pre-Effective Amendment No. 1 filed on August 14, 2024, and subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2024 (as amended from time to time, the “Registration Statement”). The Registration Statement initially registered the resale of up to 25,000,000 shares of our common stock, par value $0.0001 per share, by the Selling Stockholder identified in this prospectus. Since then, 3,480,713 shares have been sold, including 225,563 Commitment Shares.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3 and to make certain updates and corresponding changes to the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities , and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated May 9, 2025

PROSPECTUS

AEYE, INC.

Up to 25,000,000 Shares of Common Stock

________________________

This prospectus relates to the offer and resale of up to 25,000,000 shares of common stock of AEye, Inc. (the “Common Stock”) by New Circle Principal Investments LLC, a Delaware limited liability company (the “Selling Stockholder” or “New Circle”) , par value $0.0001 per share . The shares of Common Stock being offered by New Circle have been and may be issued pursuant to the share purchase agreement dated July 25, 2024, that we entered into with New Circle (the “Purchase Agreement”). The shares registered for resale also include 225,563 shares of Common Stock that we issued to New Circle as consideration for its commitment to purchase our Common Stock pursuant to the Purchase Agreement (the “Commitment Shares”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by New Circle. However, we may receive up to $ 50.0 million in aggregate gross proceeds under the Purchase Agreement . See the sections entitled “The New Circle Transaction” for a description of the transaction contemplated by the Purchase Agreement and “Selling Stockholder” for additional information regarding New Circle.

Our registration of the securities covered by this prospectus does not mean that New Circle will offer or sell any of the Common Stock. Subject to the terms of the Purchase Agreement, New Circle may sell the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how New Circle may sell the shares in the section entitled “Plan of Distribution.” New Circle is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any profits on the sales of our Common Stock by New Circle and any discounts, commissions or concessions received by New Circle may be deemed to be underwriting discounts and commissions under the Securities Act.

New Circle will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by New Circle pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by New Circle, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR”. On May 8, 2025 , the closing price of our Common Stock was $ 0.56 per share.

________________________

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2025 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“ SEC ”) using the “shelf” registration process. Under the shelf registration process, the Selling Stockholder may, from time to time, sell the securities offered by them described in this prospectus . We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder, although we will receive proceeds from sales of our Common Stock to New Circle that we may make pursuant to the Purchase Agreement, as described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information ” and “Information Incorporated by Reference .”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment , the applicable prospectus supplement and otherwise incorporated by reference herein . Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021 (the “Closing Date”), CF III closed the business combination (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our”, “AEye”, “Company”, and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus , any accompanying prospectus supplement and the documents incorporated by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the SEC. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus , any accompanying prospectus supplement and the documents incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus , any accompanying prospectus supplement and the documents incorporated by reference, and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors” or discussed in greater detail in the documents incorporated by reference herein. These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	We are an early stage company with a history of losses and we expect to incur significant expenses and continuing losses for at least the next several years.
•	We substantially rely on relationships with Tier 1 automotive suppliers and our business could be materially and adversely affected if we cannot establish or maintain relationships with one or more Tier 1 partners, or if we, through our relationship with various Tier 1 partners, are unable to obtain a sufficient number of design wins and successfully enter into definitive agreements or other commercial arrangements with automotive OEMs with respect to such design wins.
•	We will need to raise additional capital in order to execute our business plan and to respond to changing market conditions, which additional capital may not be available on terms acceptable to us, or at all.
•	If our deterministic artificial intelligence-driven sensing system is not selected for inclusion in advanced driver-assistance systems, or ADAS, by any automotive OEMs or their suppliers, our business will be materially and adversely affected.
•	We heavily rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, our ability to control the costs of such components and raw materials is uncertain; moreover, regardless of cost, we are susceptible to supply shortages, longer than anticipated lead times for components, and supply changes, any of which could disrupt our supply chain, could delay deliveries of our products to customers, and could negatively impact the adoption of our products and accordingly, our financial condition and operating results.
•	Although we believe that lidar is an essential technology for autonomous vehicles and other emerging applications, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or adoption is deferred, or otherwise develops more slowly than we expect, our business will be adversely affected.

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•	The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors, or reliability issues in our hardware or software which could reduce the market adoption of our products, damage our reputation with current or prospective customers, and expose us to product liability and other claims, thereby adversely affecting our operating costs.
•	Shareholder activism could cause us to incur significant expense, disrupt our business, result in a proxy contest or litigation, and impact our stock price.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the lingering effects of the COVID-19 pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus , any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus , any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, any subsequently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated by reference into this prospectus and our financial statements and related notes incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in this prospectus on page 8 and in the documents incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Amounts below are in thousands, except share amounts or per share data or where we use the word “million” or “billion”.

Overview

We are a provider of high-performance, active lidar systems for vehicle autonomy, advanced driver-assistance systems ( ADAS ) , and robotic vision applications. We have developed an artificial intelligence technology that enables adaptive “intelligent sensing,” differentiating us in the marketplace from our competition. Our proprietary 4SightTM Intelligent Sensing Platform includes a solid-state software definable active lidar sensor, an adaptive sensing SmartScan architecture to scan dynamic scenes/targets, and a sophisticated signal processing capability that provides precise measurements and imaging for various safety-critical applications.

We were founded in 2013 by Luis Dussan, a member of our Board of Directors and our first Chief Executive Officer, with the goal of creating a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided us with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active 4SightTM Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From our inception, our culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration, or NASA, Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency, or DARPA, to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality - SAE Levels 2 through 5 - with the goal of optimizing performance, power, and reducing cost. Our 4SightTM Intelligent Sensing Platform is software-definable and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through our manufacturing partners. We perform the majority of our R&D activities in our 6,522 square foot corporate headquarters located in Pleasanton, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat generation enable very flexible placement options on the interior or exterior of a vehicle. 4SightTM also leverages a common architecture to create application-specific products across different markets.

Our systems-based approach encourages partnerships from the well-established automotive supply chain, including original equipment manufacturers ( OEMs ) , as well as Tier 1 and Tier 2 OEM suppliers. There is strong alignment between us and our partners given what is required to produce high-performance automotive grade products at scale, including quality, reliability, and affordability. We anticipate our Tier 1 partners will add value with OEM customers through industrialization, manufacturing, integration, sales, marketing, product liability, and warranty. We anticipate our Tier 2 partners will provide automotive-grade sub-components, which are used not only in automotive lidar for ADAS use cases, but could also be used for products we may sell into the Non-Automotive market. We expect the result will be a high-quality, high-performance product at the right price point, which we believe to be a key enabler in accelerating adoption of lidar across various markets in Automotive and beyond.

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In pursuing this strategy, we have partnered, and will continue seeking partnerships, with leading Tier 1 automotive suppliers. It is anticipated that our Tier 1 partners will bid for long-range lidar series production awards with OEMs and that these awards will represent a substantial portion of our future revenues; however, there is no guarantee that this Tier 1 partnership strategy will be successful. If we fail to remain engaged with one or more Tier 1 automotive suppliers, it may have an adverse effect on our business. The markets for lidar are projected to see significant growth in both the near and long term. We believe this expected growth will allow us to capture market share as well as pursue specialized opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be one of the leading solutions providers in these spaces.

As is common in early-stage companies with limited operating histories, we are subject to risks and uncertainties such as our ability to develop and commercialize our products; produce and deliver lidar and software products meeting acceptable performance metrics; attract new and retain existing customers; develop, obtain, or progress strategic partnerships; secure an automotive OEM design win; secure additional capital to support the business plan; and other risks and uncertainties such as those described in the section titled “Risk Factors” in this prospectus , any accompanying prospectus supplement and the documents incorporated by reference herein. Since inception, we have incurred net losses and negative cash flows from operations and expect to continue incurring losses in the near-term. As a result, it remains critical for us to preserve cash and manage spending to extend our liquidity. We also plan to improve our liquidity position through securing additional financing, engaging with partners and OEMs, and executing on our critical milestones. However, successfully raising capital is outside of our control and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, on a timely basis, or at all.

Background

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc., or AEye Technologies, entered into the Agreement and Plan of Merger, or the Merger Agreement, with CF Finance Acquisition Corp. III, a Delaware corporation, or CF III, now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CF III, or Merger Sub. Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended ( the “Exchange Act” ) . On August 16, 2021, or the Closing Date, CF III closed the business combination, or the Merger, and together with the other transactions contemplated by the Merger Agreement, the Transactions, pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions ( the “ Closing ”) , CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “AEye,” “Company,” and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

Corporate Information

Our principal executive office is located at 4670 Willow Road, Suite 125 Pleasanton, CA 94588. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of CF III’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

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We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus , any accompanying prospectus supplement or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder

225,563 Commitment Shares issued to New Circle upon execution of the Purchase Agreement. We did not receive any cash proceeds from the issuance of the Commitment Shares.

Up to 25,000,000 shares (the “Purchase Shares”) we may sell to New Circle under the Purchase Agreement from time to time after the Commencement Date (as defined below), of which 3,255,150 Purchase Shares have been sold to New Circle .

Shares of Common Stock outstanding prior to this offering	19,608,520 shares (as of May 8, 2025) .

Shares of Common Stock outstanding after this offering

41,127,807 shares, assuming the sale of a total of 25,000,000 Purchase Shares and including the 225,563 Commitment Shares previously issued to New Circle. The actual number of Purchase Shares issued will vary depending upon the actual sales prices to New Circle pursuant to the Purchase Agreement.

Use of proceeds

We will not receive any proceeds from the resale of shares by the Selling Stockholder. We may receive up to $50.0 million in aggregate gross proceeds pursuant to the Purchase Agreement, from and after the Commencement Date. See “Use of Proceeds” on page 14 for additional information.

Risk factors

You should carefully read the “Risk Factors” beginning on page 8 and the other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq symbol for our Common Stock	“LIDR.”

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RISK FACTORS

An investment in the Common Stock involves a high degree of risk. Before you decide to invest in shares of Common Stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the risks described below and the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the SEC that are incorporated by reference into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales. We may not have access to the full amount available under the Purchase Agreement with New Circle.

On July 25, 2024, we entered into the Purchase Agreement with New Circle, pursuant to which New Circle has committed to purchase up to $ 50.0 million in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to New Circle at our discretion from time to time over an approximately 36-month period commencing on August 15, 2024, subject to satisfaction of the conditions set forth in the Purchase Agreement and the Registration Rights Agreement . We generally have the right to control the timing and amount of any sales of our shares of our Common Stock to New Circle under the Purchase Agreement. Sales of our Common Stock to New Circle under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to New Circle all or a portion of the shares of our Common Stock that may be available pursuant to the Purchase Agreement, or decide to not sell to New Circle any shares of our Common Stock that may be available for us to sell to New Circle pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by New Circle for the shares of our Common Stock that we may elect to sell to New Circle under the Purchase Agreement will fluctuate based on the market prices of our Common Stock at that time, it is not possible for us to predict, as of the date of this prospectus, the number of shares of our Common Stock that we will sell to New Circle under the Purchase Agreement, the purchase price per share that New Circle will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by New Circle under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $ 50.0 million of our Common Stock to New Circle, only 25,000,000 shares of our Common Stock are being registered for resale by New Circle under the registration statement that includes this prospectus, consisting of the 225,563 Commitment Shares that we previously issued to New Circle upon execution of the Purchase Agreement as consideration for its commitment to purchase our Common Stock under the Purchase Agreement and up to 24,774,437 Purchase Shares that we may elect to sell to New Circle, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement. As of the date hereof, 3,255,150 Purchase Shares have been sold to New Circle.

If we elect to sell to New Circle all of the Purchase Shares being registered for resale under this prospectus that are available for sale by us to New Circle in purchases under the Purchase Agreement, depending on the market prices of our Common Stock during such purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $ 50.0 million (the “Total Commitment”) available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

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If it becomes necessary for us to issue and sell to New Circle under the Purchase Agreement more than 25,000,000 shares being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to the total commitment of an aggregate of $ 50.0 million under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by New Circle of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. We will need to obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with the Nasdaq listing rules, unless the average per share purchase price paid by New Circle for all shares of our Common Stock sold under the Purchase Agreement equals or exceeds $1.41, the Nasdaq Official Closing Price of our Common Stock on the date immediately preceding the effective date of the Purchase Agreement, in which case, under the Nasdaq listing rules, the Exchange Cap limitation will not apply to issuances and sales of our Common Stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our Common Stock to New Circle under the Purchase Agreement. In addition, New Circle will not be required to purchase any shares of our Common Stock if such sale would result in New Circle’s beneficial ownership exceeding 4.99% of the then outstanding shares of our Common Stock.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our Common Stock in addition to the 25,000,000 shares of our Common Stock being registered for resale by New Circle under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for resale by New Circle is dependent upon the number of shares of our Common Stock we ultimately sell to New Circle under the Purchase Agreement.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business. The extent to which we rely on New Circle as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from New Circle were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we were to receive all $ 50.0 million in gross proceeds under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to New Circle. If and when we do elect to sell shares of our Common Stock to New Circle under the Purchase Agreement, after New Circle has acquired such shares, New Circle may resell all or a portion of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from New Circle at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from New Circle as a result of future sales made by us to New Circle at prices lower than the prices such investors paid for their shares.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

Subject to the terms and conditions the Purchase Agreement, we may, at our discretion, direct New Circle to purchase up to an aggregate of up to $ 50.0 million of our Common Stock under the Purchase Agreement from time-to-time over an approximately 36-month period commencing on August 15, 2024 subject to satisfaction of the conditions set forth in the Purchase Agreement and the Registration Rights Agreement . Although the Purchase Agreement provides that we may sell up to an aggregate of $ 50.0 million of our Common Stock to New Circle, only 25,000,000 shares of our Common Stock that we may elect to sell to New Circle under the Purchase Agreement are being registered. The purchase price per share for the shares of our Common Stock that we may elect to sell to New Circle under the Purchase Agreement will fluctuate based on the market prices of our Common Stock at that time. Accordingly, it is not currently possible to predict the number of shares that will be sold to New Circle, the actual purchase price per share to be paid by New Circle for those shares, the actual gross proceeds to be raised in connection with those sales, and whether or not we will need to register additional shares for resale by New Circle under the Purchase Agreement.

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The extent to which we rely on New Circle as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from New Circle were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to sell to New Circle all of the shares of our Common Stock available for sale to New Circle under the Purchase Agreement, we will still need additional capital to fully implement our business plan. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell our Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by New Circle, and New Circle or investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into our Common Stock, in future transactions may be higher or lower than the price per share paid by New Circle. Any sales of additional shares will dilute our stockholders.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

Management will have broad discretion as to the use of the proceeds from our sale of Common Stock to New Circle under the Purchase Agreement, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from our sale to New Circle of shares of our Common Stock to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or advance our business objectives.

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 THE NEW CIRCLE TRANSACTION

On July 25, 2024, we entered into the Purchase Agreement with New Circle, pursuant to which New Circle has committed to purchase up to $ 50.0 million of our Common Stock, at our sole direction from time to time over the term of the Purchase Agreement, subject to certain terms, conditions and limitations in the Purchase Agreement. We also entered into the Registration Rights Agreement with New Circle, pursuant to which we agreed to file with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been and may be issued to New Circle under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to New Circle, and New Circle is obligated to purchase, up to $ 50.0 million of our Common Stock. Such sales of Common Stock by us, if any, are subject to certain limitations, and may occur from time-to-time in our sole discretion, over the period commencing on August 15, 2024 (the “Commencement,” and the date of the Commencement, the “Commencement Date”), and ending on the first day of the month following the (i) the 36-month anniversary of August 15, 2024, (ii) the date on which New Circle shall have made payment pursuant to the purchase notices under the Purchase Agreement equal to the Total Commitment or (iii) the date any statute, rule, regulation executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, withdrawn or endorsed by any court or governmental authority of competent jurisdiction, as applicable, (which shall include the SEC), the effect of which would prohibit any of the transactions contemplated by the Purchase Agreement (the “Termination Date”).

New Circle has no right to require the Company to sell any shares of Common Stock to New Circle, but New Circle is obligated to make purchases as we direct, subject to certain conditions. Upon our delivery of a purchase notice to New Circle, subject to the conditions of the Purchase Agreement, the shares of our Common Stock will be issued from us to New Circle at a price per share chosen at our sole discretion, calculated based on (i) the lowest daily volume weighted average price (“VWAP”) over a three consecutive trading day period commencing on the date of the applicable purchase notice (“Option 2 Pricing Period”) or (ii) the VWAP of our common stock over a one trading day period or intraday trading period (“Option 1 Pricing Period”). Purchase notices issued by the Company with an Option 2 Pricing Period selected shall be sold at a price per share equal to (a) 97.5% multiplied by (b) the lowest daily VWAP of our common stock during the Option 2 Pricing Period. Purchase notices issued by the Company with an Option 1 Pricing Period selected shall be sold at a price per share equal to (a) 96.5% multiplied by (b) the lowest of (1) the VWAP of our common stock on the immediately following full trading day (or current day, if delivered prior to 9:00 A.M. Eastern Time), (2) the VWAP of our common stock commencing at the Intraday Commencement Time (as defined in the Purchase Agreement) and ending at the earlier of 4:00 P.M. Eastern Time or fifteen (15) minutes after such time that the total number of shares of our common stock traded since the Intraday Commencement Time exceeds 500% of the number of shares included in such purchase notice (the “Volume Threshold Period”) and (3) the VWAP of our common stock commencing at the Intraday Commencement Time and ending at the earlier of (A) one hour thereafter or (B) 4:00 P.M. Eastern Time of such trading day (the “One Hour VWAP Period”); provided, that solely in the event the Company submits, and New Circle accepts, on any trading day multiple purchase notices when it would otherwise not be required to accept such additional purchase notices, the price for purposes of subclause (b) above of shares of our common stock for each such purchase notice other than the last purchase notice submitted and accepted shall be the lower of (i) the VWAP of our common stock during the Volume Threshold Period and (2) the One Hour VWAP Period. There are no upper limits on the price per share that New Circle must pay for shares of the Common Stock. Actual sales of shares of Common Stock to New Circle will depend on a variety of factors to be determined by us from time-to-time, including, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for us and our operations.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to New Circle under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $ 50.0 million of our Common Stock to New Circle, only 25,000,000 shares of our Common Stock are being registered under the Securities Act for resale by New Circle under this prospectus, which represent the (i) 225,563 Commitment Shares that we issued to New Circle, as consideration of its irrevocable commitment to purchase shares of our Common Stock under the Purchase Agreement and (ii) up to 24,774,437 shares of Common stock that may be issued to New Circle from and after the Commencement Date, if and when we elect to sell shares which have been or may be issued to New Circle in the future under the Purchase Agreement.

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If the remaining 21,519,287 shares offered by New Circle for resale under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 52.32 % of the total number of shares of our Common Stock outstanding as of May 8, 2025 . The number of shares ultimately offered for resale by New Circle is dependent upon the number of shares we may elect to sell to New Circle under the Purchase Agreement from and after the Commencement Date.

Under the applicable Nasdaq rules, we may not issue to New Circle under the Purchase Agreement more than 1,721,755 shares of its Common Stock, which number of shares is equal to 19.99% of the shares of the Company’s Common Stock outstanding (the “Exchange Cap”) as of the date of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share paid by New Circle for all shares of the our Common Stock, if any, that we elect to sell to New Circle under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for our Common Stock immediately preceding the execution of the Purchase Agreement, and (b) the arithmetic average of the five Nasdaq official closing prices for the Common Stock during the 5-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of Common Stock under the Purchase Agreement under applicable Nasdaq rules.

Moreover, we may not issue or sell any shares of our Common Stock to New Circle under the Purchase Agreement which, when aggregated with all other shares of our Common Stock then beneficially owned by New Circle and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in New Circle beneficially owning more than 4.99% of the outstanding shares of the Common Stock. Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% of our outstanding shares of Common Stock to New Circle on any given day if, during the course of such day, New Circle sold the shares of Common Stock acquired by it such that it no longer owned 4.99% of our outstanding shares of Common Stock and we submitted, and New Circle accepted, an additional purchase notice, provided that, in no event, would New Circle own more than 4.99% of our outstanding shares of Common Stock at any one time.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to New Circle. We expect that any proceeds received by us from such sales to New Circle will be used for working capital and general corporate purposes.

As consideration for New Circle’s irrevocable commitment to purchase shares of our Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, we issued 225,563 Commitment Shares to New Circle. Furthermore, upon the earlier of twelve (12) months from the date of execution of the Purchase Agreement and (y) the purchase of Common Stock by New Circle of an aggregate value of $ 15.0 million dollars pursuant to purchases notices, we paid New Circle $0.2 million in cashRD.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the 36-month anniversary of August 15, 2024 ,
•	the date on which New Circle shall have made payment of the Commitment Shares pursuant to the purchase notices under the Purchase Agreement equal to the Total Commitment or
•	the date any statute, rule, regulation , executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, withdrawn or endorsed by any court or governmental authority of competent jurisdiction, as applicable, (which shall include the SEC), the effect of which would prohibit any of the transactions contemplated by the Purchase Agreement.

We have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to New Circle; provided that (i) there are no outstanding purchase notices under which our Common Stock have yet to be issued, and (ii) the Company has paid all amounts owed to New Circle pursuant to the Purchase Agreement. We and New Circle may also terminate the Purchase Agreement at any time by mutual written consent.

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Effect of Performance of the Purchase Agreement on our Stockholders

All shares of our Common Stock that have been or may be issued or sold by us to New Circle under the Purchase Agreement that are being registered under the Securities Act for resale by New Circle in this offering are expected to be freely tradable. The shares of our Common Stock being registered for resale in this offering (excluding the 225,563 Commitment Shares we already issued to New Circle) may be issued and sold by us to New Circle from time to time at our sole discretion over a period of up to 36 months commencing on August 15, 2024 . The resale by New Circle of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to New Circle under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to New Circle all, some or none of the shares of our Common Stock that may be available for us to sell to New Circle pursuant to the Purchase Agreement. If and when we do sell shares to New Circle, after New Circle has acquired the shares, New Circle may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to New Circle by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to New Circle under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with New Circle may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to New Circle and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct New Circle to purchase up to $ 50.0 million of our Common Stock, subject to certain limitations. We have registered only a portion of the shares that may be issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to New Circle under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive the aggregate gross proceeds equal to the $ 50.0 million total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct New Circle to purchase under the Purchase Agreement.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by New Circle. All of the Common Stock offered by New Circle pursuant to this prospectus will be sold by New Circle for its own account. We will not receive any of the proceeds from these sales. We may receive up to $ 50.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to New Circle pursuant to the Purchase Agreement. The net proceeds to us from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of our Common Stock to New Circle . See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes to support our future growth, including further penetration into the Chinese lidar market and further go-to-market enhancements of our Apollo product. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The Selling Stockholder will pay any underwriting commissions and discounts, and expenses incurred by the Selling Stockholder for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by New Circle of any or all of the shares of Common Stock that may be issued by us to New Circle under the Purchase Agreement. For additional information regarding the issuance to New Circle of Common Stock covered by this prospectus, see the section entitled “The New Circle Transaction” above. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with New Circle on July 25, 2024, in order to permit New Circle to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, New Circle has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of May 8, 2025 . The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer for resale under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 19,608,520 shares of our Common Stock outstanding on May 8, 2025 . Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on the applicable Purchase Date with respect to a purchase, the number of shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Names and Addresses	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent	to this Prospectus	Number (2)	Percent
New Circle Principal Investments LLC	0	*	25,000,000	0	*

*	less than 1%

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(1)	Purchases of shares of our Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. The Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to New Circle to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by New Circle and its affiliates, would cause New Circle’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibit us from issuing or selling shares of our Common Stock under the Purchase Agreement and the transactions contemplated thereby, in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price of all sales of Common Stock under the Purchase Agreement (including the commitment shares issued thereunder) are made at a price equal to or greater than $1.41 per share, such that the Exchange Cap limitation would not apply under the Nasdaq listing rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under the Nasdaq listing rules) may be amended or waived under the Purchase Agreement.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our Common Stock to New Circle pursuant to the Purchase Agreement, we may need to sell to New Circle under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $ 50.0 million Total Commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by New Circle is dependent upon the number of shares we sell to New Circle under the Purchase Agreement.

(3)	New Circle Principal Investments LLC (“New Circle”) is a wholly owned subsidiary of New Circle Capital LLC, the sole member of New Circle. Osman Ahmed and Walter Arnold are the Managing Members of New Circle Capital LLC. All investment decisions for New Circle Capital LLC are made by Messrs. Ahmed and Arnold. As such, each of New Circle, New Circle Capital LLC, and Messrs. Ahmed and Arnold may be deemed to have beneficial ownership of the securities directly held by New Circle. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein. The address of each of New Circle and New Circle Capital LLC is 60 West 23rd Street, #630, New York, NY 10010.

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DESCRIPTION OF CAPITAL STOCK

The following description of the material features of our capital stock is a summary and does not purport to be complete. The description is subject to and qualified in its entirety by reference to (i) our Amended Charter, (ii) our Amended Bylaws, (iii) the Registration Rights Agreement, dated as of July 25, 2024, between the Company and New Circle Principal Investments LLC (the “Registration Rights Agreement”), (iv) the Form of Indemnification Agreement, (v) the Registration Rights Agreement, dated as of September 15, 2022, between the Company and an institutional investor (the “Note Registration Rights Agreement”), (vi) the Securities Purchase Agreement, dated as of May 10, 2024, between the Company and Dowslake Microsystems Corporation (“Dowslake”) (the “Dowslake Purchase Agreement”) and the Registration Rights Agreement, dated January 2, 2025, between the Company and an institutional investor (the “2025 Registration Rights Agreement”), each of which is incorporated by reference as exhibits to this prospectus.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). Our authorized capital stock consists of (a) 600,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Description of Common Stock

Voting Rights. Each holder of Common Stock is entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of the Common Stock do not have cumulative voting rights.

Dividend Rights. Subject to any other provisions of the Amended Charter, each holder of Common Stock is entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Common Stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Matters. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Listing. The Common Stock is listed for trading on Nasdaq under the symbol “LIDR”.

Transfer Agent. Broadridge Corporate Issuer Solutions, Inc. acts as the transfer agent of the Common Stock.

Description of Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on our capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

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Registration Rights

The Company is a party to the Registration Rights Agreement entered in connection with a transaction pursuant to which New Circle has committed to purchase the Company’s Common Stock. The Registration Rights Agreement requires the Company to prepare and file this registration statement to cover the resale under the Securities Act of registrable securities held by New Circle. The Company is also a party to the Note Registration Rights Agreement entered in connection with a transaction pursuant to which the Company has issued to an institutional investor a senior unsecured convertible promissory note and a warrant to purchase the Company’s Common Stock. The Note Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock issuable upon conversion of the note and/or exercise of the warrant. Such registration statement on Form S-3 (Registration No. 333-267937) was filed by the Company with the SEC under the Securities Act on October 19, 2023, and declared effective by the SEC on October 27, 2023.

The Company is a party to the Dowslake Purchase Agreement entered into in connection with a transaction pursuant to which the Company has issued to Dowslake shares of the Company’s Common Stock and a senior unsecured convertible promissory note, convertible into shares of the Company’s Common Stock. The Dowslake Purchase Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock purchased by Dowslake or issuable upon conversion of the note.

The Company is also a party to the 2025 Registration Rights Agreement entered into in connection with a transaction pursuant to which the Company has issued to an institutional investor a senior unsecured convertible promissory note (the “2025 Note”), convertible into shares of the Company’s Common Stock, and a warrant (the “2025 Warrant”), exercisable into shares of the Company’s Common Stock. The 2025 Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company’s Common Stock issuable upon conversion of the 2025 Note or exercise of the 2025 Warrant.

Provisions of Our Amended Charter and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated therein, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	Prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
•	On or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

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Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the Amended Charter or the Bylaws, effective 12 months after adoption. Our Amended Charter and Bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

Amended Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our Amended Charter and Amended Bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	Our Amended Charter and Amended Bylaws classify the board of directors into three classes with staggered three-year terms (except for certain initial year terms);
•	Under our Amended Charter and Amended Bylaws, our Board may enlarge the size of the board and fill the vacancies;
•	Our Amended Charter and Amended Bylaws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;
•	Our Amended Charter and Amended Bylaws provide that stockholders may remove our directors only for cause;
•	Our Amended Charter and Amended Bylaws provide that stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice;
•	Our Amended Charter and Amended Bylaws provide that, except for limited exceptions, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; and
•	Our Amended Charter and Amended Bylaws provide that special meetings of stockholders may only be called by the chairman of our Board, our Chief Executive Officer of our Board pursuant to a resolution adopted by a majority of our Board.

Our Amended Charter and Amended Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	Any derivative action or proceeding brought on our behalf;
•	Any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to us or our stockholders;
•	Any action asserting a claim arising pursuant to any provision of the DGCL or our Charters; or
•	Any action asserting a claim governed by the internal affairs doctrine.

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Our Amended Charter and Amended Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Quorum. Unless otherwise required by the DGCL or other applicable law, the holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Annual Stockholder Meetings. Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Special Meetings. The Amended Charter provides that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer, or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board, or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amendment. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers, and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties, and amounts paid in settlement (if pre-approved), including all costs, expenses, and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending, or threatened action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative, or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

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PLAN OF DISTRIBUTION

We are registering the resale of up to 25,000,000 shares of Common Stock by New Circle. New Circle will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by New Circle pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by New Circle, including legal and accounting fees. Amounts are in thousands except share amounts and per share data below.

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the ordinary shares;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

New Circle is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

New Circle has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act. New Circle has informed us that each such broker-dealer will receive commissions from New Circle that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and resale of the shares of our Common Stock covered by this prospectus by New Circle. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have issued to New Circle 225,563 shares of our Common Stock as Commitment Shares. We also paid New Circle a structuring fee of $25 and reimbursed New Circle for the fees and disbursements of its counsel incurred in connection with the Purchase Agreement in the amount of $25.

We also have agreed to indemnify New Circle and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. New Circle has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by New Circle specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $ 145,000.00 .

New Circle has agreed that during the term of the Purchase Agreement, neither New Circle, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock; provided, however, that New Circle may sell a number of shares of Common Stock equal to the number of shares that it is unconditionally obligated to purchase under a pending purchase notice, but has not yet received from the Company. We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, Menlo Park, California.

EXPERTS

The financial statements of AEye, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of AEye, Inc. as of December 31, 2024 and for the year ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.aeye.ai/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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Information Incorporated by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 9, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on March 7, 2025, March 12, 2025, May 1, 2025, and May 9, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

AEye, Inc.

Attn: General Counsel

4670 Willow Road, Suite 125

Pleasanton, CA 94588

(925) 400-4366

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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AEYE, INC.

Up to 25,000,000 Shares of Common Stock

________________________

PROSPECTUS

________________________

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee(1)	$ 5,000.00
Accounting fees and expenses	$ 80,000.00
Legal fees and expenses	$ 55,000.00
Financial printing and miscellaneous expenses	$ 5,000.00
Total expenses	$ 145,000.00
____________
(1) Previously paid.

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. Our Amended Charter provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust, or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit, or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending, or completed action, suit, or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Amended Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

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Our Amended Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers, and persons who control us within the meaning of the Securities Act against certain liabilities.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

2.1*†	Merger Agreement, dated as of February 17, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.1	5/13/2021

2.2*†	Amendment to the Merger Agreement, dated as of April 30, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.2	5/13/2021

3.1*	Second Amended and Restated Certificate of Incorporation of AEye, Inc.	8-K	3.1	8/23/2021

3.2*	Amended and Restated Bylaws of AEye, Inc.	8-K	3.1	3/7/2025

3.3*	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of AEye, Inc.	10-Q	3.2	5/11/2023

3.4*	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, filed on December 26, 2023	8-K	3.1	12/29/2023

4.1*	Share Purchase Agreement by and among AEye, Inc. and New Circle Principal Investments LLC, dated July 25, 2024	8-K	10.1	7/29/2024

4.2*	Registration Rights Agreement by and between AEye, Inc. and New Circle Principal Investments LLC, dated July 25, 2024	8-K	4.1	7/29/2024

4.3*	Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934	10-K	4.5	3/28/2022

5.1*	Opinion of Allen Overy Shearman Sterling US LLP	S-1	5.1	8/5/2024

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		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

23.1#	Consent of Deloitte & Touche LLP (with respect to AEye, Inc. financial statements)

23.2#	Consent of KPMG LLP (with respect to AEye, Inc. financial statements)

23.3*	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)	S-1	5.1	8/5/2024

24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement)	S-1		8/5/2024

107*	Filing Fee Table	S-1	107	8/5/2024

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5), which the Registrant agrees to furnish supplementally to the SEC upon its request.

#	Filed Herewith.

*	Previously filed.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, hereunto duly authorized, in Pleasanton, California, on this 9th day of May, 2025.

AEYE, INC.

By:	/s/ Matthew Fisch
Name: Matthew Fisch
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Matthew Fisch	Chief Executive Officer and Board Chair	May 9, 2025
Matthew Fisch	(Principal Executive Officer)
*	Chief Financial Officer and Treasurer	May 9, 2025
Conor B. Tierney	(Principal Financial Officer and Principal Accounting Officer)
*
Timothy J. Dunn	Director	May 9, 2025
*
Luis Dussan	Director	May 9, 2025
*
Prof. Dr. Bernd Gottschalk	Director	May 9, 2025
*
Jonathon B. Husby	Director	May 9, 2025
/s/ Doron Simon
Doron Simon	Director	May 9, 2025
*
Sue E. Zeifman	Director	May 9, 2025

* By: /s/ Matthew Fisch
Matthew Fisch
Attorney-in-fact

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